Exhibit 99.1

Energy Recovery Reports its Fourth Quarter 2024 Financial Results

SAN LEANDRO, Calif. - February 26, 2025 – Energy Recovery, Inc. (Nasdaq:ERII) (“Energy Recovery” or the “Company”) today announced its financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter Highlights
•Revenue of $67.1 million, an increase of 17% as compared to Q4’2023 and resulting in full-year revenue at the midpoint of guidance.
•Gross margin of 70.2%, an increase of 110 bps, as compared to Q4’2023, due primarily to benefits from our manufacturing transformation.
•Operating expenses of $21.5 million, an increase of 13.9%, as compared to Q4’2023, due primarily to $2.5 million of restructuring costs related to our announced workforce reduction and executive transition costs.
•Income from operations of $25.6 million, an increase of 24.3%, as compared to Q4’2023, mainly due to higher revenue and higher gross margin.
•Net income of $23.5 million and adjusted EBITDA(1) of $31.3 million.
•Cash and investments of $99.9 million, which includes cash, cash equivalents, and short- and long-term investments.

In conjunction with these financial results, management has released a letter to shareholders reviewing business and financial updates from the fourth quarter and discussing our outlook for 2025. This letter is located under “Financial Info” in the “Investors” section on the Energy Recovery website (https://ir.energyrecovery.com/financial-information).

Financial Highlights

	Quarter-to-Date			Year to Date
	Q4’2024	Q4’2023	vs. Q4’2023	2024	2023	2024 vs. 2023
	(In millions, except net income per share, percentages and basis points)
Revenue	$67.1	$57.2	up 17%	$144.9	$128.3	up 13%
Gross margin	70.2%	69.1%	up 110 bps	66.9%	67.8%	down 90 bps
Operating margin	38.2%	36.0%	up 220 bps	13.6%	14.8%	down 120 bps
Net income	$23.5	$19.8	up 19%	$23.1	$21.5	up 7%
Net income per share	$0.41	$0.34	up $0.07	$0.40	$0.37	up $0.03
Effective tax rate				10.4%	5.3%
Cash provided by operations	$9.0	$13.8		$20.5	$26.1

Non-GAAP Financial Highlights (1)

	Quarter-to-Date			Year to Date
	Q4’2024	Q4’2023	vs. Q4’2023	2024	2023	2024 vs. 2023
	(In millions, except adjusted net income per share, percentages and basis points)
Adjusted operating margin	45.2%	39.9%	up 530 bps	26.2%	21.1%	up 510 bps
Adjusted net income	$28.3	$22.0	up 29%	$40.7	$28.9	up 41%
Adjusted net income per share	$0.50	$0.39	up $0.11	$0.71	$0.51	up $0.20
Adjusted EBITDA	$31.3	$23.9		$42.0	$31.2
Free cash flow	$8.9	$12.4		$19.2	$23.5

(1)Refer to the sections “Use of Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” for definitions of our non-GAAP financial measures and reconciliations of GAAP to non-GAAP amounts, respectively.

Forward-Looking Statements
Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include risks relating to the future demand for the Company’s products, risks relating to performance by our customers and third-party partners, risks relating to the timing of revenue, and any other factors that may have been discussed herein regarding the risks and uncertainties of the Company’s business, and the risks discussed under “Risk Factors” in the Company’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023, as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company’s actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including adjusted operating margin, adjusted net income, adjusted net income per share, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Notes to the Financial Results
•Adjusted operating margin is a non-GAAP financial measure that the Company defines as income from operations which excludes i) stock-based compensation; ii) executive transition costs, such as executive search costs, retention costs, one-time severance costs and one-time corporate growth strategy costs; and iii) restructuring charges, divided by revenues.
•Adjusted net income is a non-GAAP financial measure that the Company defines as net income which excludes i) stock-based compensation; ii) executive transition costs; iii) restructuring charges; and iv) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item.
•Adjusted net income per share is a non-GAAP financial measure that the Company defines as net income, which excludes i) stock-based compensation; ii) executive transition costs; iii) restructuring charges; and iv) the applicable tax effect of the excluded items including the stock-based compensation discrete tax item, divided by basic shares outstanding.
•Adjusted EBITDA is a non-GAAP financial measure that the Company defines as net income which excludes i) depreciation and amortization; ii) stock-based compensation; iii) executive transition costs; iv) restructuring charges; v) other income, net, such as interest income and other non-operating income (expense), net; and vi) provision for income taxes.
•Free cash flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities less capital expenditures.

Conference Call to Discuss Financial Results

LIVE CONFERENCE Q&A CALL:
Wednesday, February 26, 2025, 2:00 PM PT / 5:00 PM ET
US / Canada Toll-Free: +1 (866) 682-6100
Local / International Toll: +1 (862) 298-0702

CONFERENCE Q&A CALL REPLAY:
Available approximately three hours after conclusion of the live call.
Expiration: Tuesday, March 25, 2025
US / Canada Toll-Free: +1 (877) 660-6853
Local / International Toll: +1 (201) 612-7415
Access code: 13749222

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s website located at https://ir.energyrecovery.com/news-events/ir-calendar.

Disclosure Information
Energy Recovery uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Energy Recovery’s investor relations website in addition to following Energy Recovery’s press releases, SEC filings, and public conference calls and webcasts.

About Energy Recovery
Energy Recovery (Nasdaq: ERII) is a trusted global leader in energy efficiency technology. Building on the Company’s pressure exchanger technology platform, the Company designs and manufactures reliable, high-performance solutions that generate cost savings and increase energy efficiency across several industries. With a strong foundation in the desalination industry, the Company has delivered transformative solutions that optimize operations and deliver positive environmental impact to its customers worldwide for more than 30 years. Headquartered in the San Francisco Bay Area, the Company has manufacturing and research and development facilities across California with sales and on-site technical support available globally. To learn more, visit https://energyrecovery.com/.

Contact
Investor Relations
ir@energyrecovery.com

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2024	December 31, 2023
	(In thousands)
ASSETS
Cash, cash equivalents and investments	$99,851	$122,375
Accounts receivable and contract assets	66,842	47,529
Inventories, net	24,906	26,149
Prepaid expenses and other assets	3,889	3,251
Property, equipment and operating leases	25,119	30,168
Goodwill	12,790	12,790
Deferred tax assets and other assets	9,395	10,712
TOTAL ASSETS	$242,792	$252,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable, accrued expenses, and other liabilities, current	$20,837	$18,583
Contract liabilities and other liabilities, non-current	628	1,304
Lease liabilities	11,317	13,279
Total liabilities	32,782	33,166

Stockholders’ equity	210,010	219,808
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$242,792	$252,974

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(In thousands, except per share data)
Revenue	$67,075	$57,189	$144,948	$128,349
Cost of revenue	19,955	17,690	48,015	41,270
Gross profit	47,120	39,499	96,933	87,079

Operating expenses
General and administrative	8,303	7,160	33,074	28,864
Sales and marketing	6,754	6,767	25,423	22,164
Research and development	3,972	4,958	16,236	17,001
Restructuring charges	2,476	—	2,476	—
Total operating expenses	21,505	18,885	77,209	68,029
Income from operations	25,615	20,614	19,724	19,050

Other income, net	1,240	1,298	6,011	3,655
Income before income taxes	26,855	21,912	25,735	22,705
Provision for income taxes	3,384	2,107	2,685	1,201
Net income	$23,471	$19,805	$23,050	$21,504

Net income per share
Basic	$0.41	$0.35	$0.40	$0.38
Diluted	$0.41	$0.34	$0.40	$0.37

Number of shares used in per share calculations
Basic	56,629	56,735	57,213	56,444
Diluted	57,236	57,671	57,822	57,740

ENERGY RECOVERY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2024	2023
	(In thousands)
Cash flows from operating activities:
Net income	$23,050	$21,504
Non-cash adjustments	16,214	13,889
Net cash used in operating assets and liabilities	(18,742)	(9,339)
Net cash provided by operating activities	20,522	26,054

Cash flows from investing activities:
Net investment in marketable securities	(14,489)	(16,634)
Capital expenditures	(1,298)	(2,567)
Proceeds from sales of fixed assets	133	87
Net cash used in investing activities	(15,654)	(19,114)

Cash flows from financing activities:
Net proceeds from issuance of common stock	7,100	4,794
Repurchase of common stock	(50,384)	—
Net cash (used in) provided by financing activities	(43,284)	4,794

Effect of exchange rate differences	(52)	33
Net change in cash, cash equivalents and restricted cash	$(38,468)	$11,767
Cash, cash equivalents and restricted cash, end of year	$29,757	$68,225

ENERGY RECOVERY, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

Channel Revenue

	Three Months Ended December 31,			Years Ended December 31,
	2024	2023	vs. 2023	2024	2023	vs. 2023
	(In thousands, except percentages)
Megaproject	$46,475	$41,382	up 12%	$95,399	$83,665	up 14%
Original equipment manufacturer	16,315	9,150	up 78%	31,525	25,995	up 21%
Aftermarket	4,285	6,657	down 36%	18,024	18,689	down 4%
Total revenue	$67,075	$57,189	up 17%	$144,948	$128,349	up 13%
Segment Activity

	Three Months Ended December 31,
	2024				2023
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$66,959	$116	$—	$67,075	$57,103	$86	$—	$57,189
Cost of revenue	19,756	199	—	19,955	17,154	536	—	17,690
Gross profit (loss)	47,203	(83)	—	47,120	39,949	(450)	—	39,499

Operating expenses
General and administrative	2,490	913	4,900	8,303	1,914	951	4,295	7,160
Sales and marketing	4,324	1,856	574	6,754	4,124	1,882	761	6,767
Research and development	1,205	2,767	—	3,972	1,130	3,828	—	4,958
Restructuring charges	1,147	832	497	2,476	—	—	—	—
Total operating expenses	9,166	6,368	5,971	21,505	7,168	6,661	5,056	18,885
Operating income (loss)	$38,037	$(6,451)	$(5,971)	25,615	$32,781	$(7,111)	$(5,056)	20,614
Other income, net				1,240				1,298
Income before income taxes				$26,855				$21,912

	Years Ended December 31,
	2024				2023
	Water	Emerging Technologies	Corporate	Total	Water	Emerging Technologies	Corporate	Total
	(In thousands)
Revenue	$144,310	$638	$—	$144,948	$127,725	$624	$—	$128,349
Cost of revenue	47,389	626	—	48,015	40,290	980	—	41,270
Gross profit (loss)	96,921	12	—	96,933	87,435	(356)	—	87,079

Operating expenses
General and administrative	8,127	3,821	21,126	33,074	7,751	3,927	17,186	28,864
Sales and marketing	15,683	7,340	2,400	25,423	13,691	6,053	2,420	22,164
Research and development	4,523	11,713	—	16,236	4,251	12,750	—	17,001
Restructuring charges	1,147	832	497	2,476	—	—	—	—
Total operating expenses	29,480	23,706	24,023	77,209	25,693	22,730	19,606	68,029
Operating income (loss)	$67,441	$(23,694)	$(24,023)	19,724	$61,742	$(23,086)	$(19,606)	19,050
Other income, net				6,011				3,655
Income before income taxes				$25,735				$22,705

Stock-based Compensation

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Stock-based compensation expense charged to:
Cost of revenue	$96	$164	$1,076	$719
General and administrative	641	1,033	4,013	3,661
Sales and marketing	722	649	3,489	2,333
Research and development	351	381	1,744	1,325
Total stock-based compensation expense	$1,810	$2,227	$10,322	$8,038

ENERGY RECOVERY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (1)
(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	Quarter-to-Date		Year to Date
	Q4'2024	Q4'2023	2024	2023
	(In millions, except shares, per share and percentages)
Operating margin	38.2%	36.0%	13.6%	14.8%
Stock-based compensation	2.7	3.9	7.1	6.3
Executive transition costs	0.7	—	3.7	—
Restructuring charges	3.7	—	1.7	—
Adjusted operating margin	45.2%	39.9%	26.2%	21.1%

Net income	$23.5	$19.8	$23.1	$21.5
Stock-based compensation	1.8	2.2	10.3	8.0
Executive transition costs (2)	0.4	—	4.8	—
Restructuring charges (2)	2.2	—	2.2	—
Stock-based compensation discrete tax item	0.4	—	0.3	(0.7)
Adjusted net income	$28.3	$22.0	$40.7	$28.9

Net income per share	$0.41	$0.34	$0.40	$0.37
Adjustments to net income per share (3)	0.09	0.05	0.31	0.14
Adjusted net income per share	$0.50	$0.39	$0.71	$0.51

Net income	$23.5	$19.8	$23.1	$21.5
Stock-based compensation	1.8	2.2	10.3	8.0
Depreciation and amortization	1.0	1.0	4.0	4.1
Executive transition costs	0.4	—	5.4	—
Restructuring charges	2.5	—	2.5	—
Other income, net	(1.2)	(1.3)	(6.0)	(3.7)
Provision for income taxes	3.4	2.1	2.7	1.2
Adjusted EBITDA	$31.3	$23.9	$42.0	$31.2

Free cash flow
Net cash provided by operating activities	$9.0	$13.8	$20.5	$26.1
Capital expenditures	(0.1)	(1.4)	(1.3)	(2.6)
Free cash flow	$8.9	$12.4	$19.2	$23.5

(1)Amounts may not total due to rounding.
(2)Amounts presented are net of tax.
(3)Refer to the sections “Use of Non-GAAP Financial Measures” for description of items included in adjustments.